As filed with the Securities and Exchange Commission on June 26, 1998.
                             Registration No. 333-
                                                  ----------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                               HOOPER HOLMES, INC.
             (Exact name of registrant as specified in this charter)


           New York                                      22-1659359
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization.)


                                170 Mt. Airy Road
                         Basking Ridge, New Jersey 07920
                                 (908) 766-5000
            (Address, including zip code, and telephone number of
                         Principal Executive Offices)


                               Hooper Holmes, Inc.
                             1997 Stock Option Plan
                            (Full Title of the Plan)
            -------------------------------------------------------

                           Robert William Jewett, Esq.
                                170 Mt. Airy Road
                         Basking Ridge, New Jersey 07920
                                 (908) 766-5000
            (Name, address and telephone number of Agent for Service)

CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
Title of Securities      Amount to be      Proposed Maximum       Proposed Maximum           Amount of
 to be Registered         Registered        Offering Price       Aggregate Offering      Registration Fee (1)
                                             Per Unit (1)             Price (1)
--------------------------------------------------------------------------------------------------------------
  Common Stock             600,000             $23.3125             $13,987,500               $4,126.31
--------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h), the proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee and is based upon the average of the high and low sales prices of the common stock of the registrant as reported on the American Stock Exchange on June 23, 1998, a date within five business days of the date on which this registration statement is being filed.

                             --------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


                                EXPLANATORY NOTE
                                ----------------

This Registration Statement is being filed to register shares of Common Stock for the Hooper Holmes, Inc. 1997 Stock Option Plan (the "Plan"). As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Securities Act Rule 428(b). Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

The following documents filed with the Commission by Hooper Holmes, Inc. (the "Company") are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

     (a) The Annual Report on Form 10-K of the Company for the year ended December 31, 1997 (File No. 1-9972).

     (b) The Quarterly Report on Form 10-Q of the Company for the Quarter ended March 31, 1998.

     (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

     (d) The description of the Company's common stock contained in the registration statement on Form 8-A under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities

Not Applicable.


Item 5.  Interests of Named Experts and Counsel

Certain legal matters in connection with the securities offered hereby will be passed upon for the Company by Steptoe & Johnson LLP, Washington, D.C. Mr. John
E. Nolan, Jr., a partner of Steptoe & Johnson LLP, is a director of the Company.


Item 6.  Indemnification of Directors and Officers

Sections 722 and 723 of the General Business Corporation Law of the State of New York grant corporations the power to indemnify their directors and officers in accordance with the provisions therein set forth.

Article X of the by-laws of the registrant provides as follows:

                                Indemnification

The Corporation shall (a) indemnify any person made a party to an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, and/or with any approval therein, and (b) indemnify any person made, or threatened to be made, a party to any action or proceeding, other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or served any other Corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity at the request of the Corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, in each case to the fullest extent permissible under Sections 721 through 726 of the New York Business Corporation Law or the indemnification provisions of any successor statute.

The Company has entered into indemnity agreements with certain of its executive officers and directors. Each such Indemnity Agreement provides for indemnification to the fullest extent permitted by New York law against (i) in the case of third party Proceedings (as defined in the Agreements), all Expenses (as defined in such Agreements, and including attorneys fees), judgments, fines and penalties actually and reasonably incurred in connection with the defense or settlement of a Proceeding, and (ii) in the case of a Proceeding by or in the right of the Company, amounts paid in settlement and all Expenses actually and reasonably incurred in connection with the defense or settlement of a Proceeding, in either case on account of service as an officer or director of the Company, or, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (as defined in the Agreements). The Company's obligations under each Agreement continue in force even though the officer and/or director may have ceased to be an officer or director and inure to the benefit of the heirs and personal representatives of the officer and/or director. However, the Agreements provide that such officer and/or director is not entitled to indemnity unless
(i) with respect to third party Proceedings, the officer and/or director acted in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the Company and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful, and (ii) with respect to Proceedings by or in the right of the Company, the officer and/or director acted in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the Company, except that in no case shall indemnification be made in this case in respect of (1) a threatened action or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which the action was brought (or, if no action was brought, any court of competent jurisdiction) determines upon application that, in view of all the circumstances of the case, the officer and/or director is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. In any case, an officer and/or director who is successful on the merits or otherwise in the defense of any Proceeding or in the defense of any claim, issue or matter therein (including the dismissal of an action without prejudice) shall be indemnified against all Expenses incurred in connection therewith.

Item 7.  Exhibits

           5.1            Opinion of Steptoe & Johnson LLP

          10.1 Hooper Holmes, Inc. 1997 Stock Option Plan (Incorporated by reference to Exhibit 10.10 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

          23.1 Consent of Steptoe & Johnson LLP (included in the opinion filed as Exhibit 5.1).

          23.2            Consent of KPMG Peat Marwick LLP

          24.1            Powers of Attorney (included on signature page)



Item 8.  Undertakings

Rule 415 Offering
-----------------

The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


Incorporation of subsequent Exchange Act documents by reference
---------------------------------------------------------------

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall he deemed to be the initial bona fide offering thereof.

Form S-8 Registration Statement
-------------------------------

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of
         --------------
1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Basking Ridge, State of New Jersey, on June 26, 1998.


                                HOOPER HOLMES, INC.


                            By: /s/ James M. McNamee
                               -----------------------------------
                               James M. McNamee
                               Chairman of the Board,
                               President and Chief Executive Officer

                               POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James
M. McNamee and Robert William Jewett, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign any post-effective amendments to this Registration Statement, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933, grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that each of such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                              Date
---------                                   -----                                              ----
/s/ James M. McNamee                Chairman of the Board,                                 June 26, 1998
-----------------------------       President, and Chief Executive
James M. McNamee                    Officer

 /s/ Fred Lash                      Senior Vice President,                                 June 26, 1998
-----------------------------       Chief Accounting and Financial
Fred Lash                           Officer and Treasurer

 /s/ G. Earle Wight                 Senior Vice President and                              June 26, 1998
-----------------------------       Director
G. Earle Wight

 /s/ Benjamin A. Currier            Director                                               June 26, 1998
-----------------------------
Benjamin A. Currier

                                    Director                                               June ___,1998
-----------------------------
John E. Nolan

 /s/ Kenneth R. Rossano             Director                                               June 26, 1998
-----------------------------
Kenneth R. Rossano

 /s/ Quentin J. Kennedy             Director                                               June 26, 1998
-----------------------------
Quentin J. Kennedy

 /s/ Elaine L. Rigolosi             Director                                               June 26, 1998
-----------------------------
Elaine L. Rigolosi

                                  EXHIBIT INDEX


Exhibit Number                          Description of Exhibit
--------------                          ----------------------

     5.1                     Opinion of Steptoe & Johnson LLP

    10.1 Hooper Holmes, Inc. 1997 Stock Option Plan (Incorporated by reference to Exhibit 10.10 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

    23.1                     Consent of Steptoe & Johnson  LLP
                             (included in  the opinion filed as Exhibit 5.1)

    23.2                     Consent of KPMG Peat Marwick LLP

    24.1                     Powers of Attorney (included on signature page)